Exhibit 8(f)(2)

Schedule A

Administration Fee

Funds of the Trust		Administration Fee (as % of average daily net assets)
Fund	Class	Total
iShares MSCI Total International Index Fund	Institutional Shares	0.01
	Investor A Shares	0.01
	Class K Shares	0.01

iShares Russell 1000 Large-Cap Index Fund	Institutional Shares	0.01
	Investor A Shares	0.01
	Class K Shares	0.01

Amended: July 1, 2019

Amended: October 30, 2019

Amended: March 2, 2020

Exhibit A

iShares MSCI Total International Index Fund

iShares Russell 1000 Large-Cap Index Fund

Updated: July 1, 2019

Amended: October 30, 2019

Amended: March 2, 2020